Exhibit 99.1

Sandusky, Ohio, April 16, 2014 – First Citizens Banc Corp (NASDAQ:FCZA) (“First Citizens”) At its annual reorganizational meeting, First Citizens Banc Corp. held on April 15, 2014, the Board of Directors promoted Dennis G. Shaffer from Senior Vice President to Executive Vice President. It also elected Mr. Harry Singer as a director of the corporation’s banking subsidiary, The Citizens Banking Company.

At the annual reorganizational meeting of The Citizens Banking Company, held on the same day, the Board of Directors elected Mr. Shaffer as President of The Citizens Banking Company.

Mr. James O. Miller will continue in his roles as President and CEO of First Citizens Banc Corp. and as CEO and Chairman of The Citizens Banking Company. In addition, Mr. Miller was named Chairman of the Board of First Citizens Banc Corp. to replace David A. Voight. Mr. Voight will continue to serve as a director of First Citizens Banc Corp.

Mr. Shaffer, age 51, has been in banking 29 years. A native of the Mansfield area and a graduate of The Ohio State University, his career in banking ranged from working in small community banks to large regional banks and was a district president for a large regional bank. Dennis joined us in 2009 and was the EVP and commercial lending leader for Citizens Bank in our Columbus market. Dennis is in the process of moving to Sandusky where he will continue to direct the lending efforts of the company and assume greater involvement in the executive management.

Mr. Singer, age 59, is President and CEO of Sandusco, Inc. and ICM Distributing Company, Inc. in Twinsburg, Ohio. Mr. Singer brings strong business experience to the company and in addition to his business experience will provide insight for our business development in the greater Cleveland/Akron area.

First Citizens Banc Corp is a $1.2 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, The Citizens Banking Company, operates 28 locations in Central and North Central Ohio.

First Citizens Banc Corp may be accessed at www.fcza.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “FCZA”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “FCZAP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of First Citizens. For these statements, First Citizens claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about First Citizens, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in First Citizens’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of First Citizens’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. First Citizens does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

President and CEO

First Citizens Banc Corp

888-645-4121